UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On August 27, 2012, The Charles Schwab Corporation (the “Company”) issued 3.225% Senior Notes due 2022 (the “New Notes”) in an aggregate principal amount of $255,985,000 in exchange for the Company’s 4.950% Senior Notes due 2014 (the “Old Notes”), in connection with the expiration of the early participation date for its previously announced exchange offer. On August 29, 2012, the Company issued New Notes in an aggregate principal amount of $420,000 in exchange for Old Notes in connection with the final expiration of its previously announced exchange offer. The New Notes were issued to qualified institutional buyers (“QIBs”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States who are not “U.S. persons” as defined in Regulation S under the Securities Act.

The New Notes were issued pursuant to a Senior Indenture, dated as of June 5, 2009 (the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Third Supplemental Indenture, dated as of August 27, 2012 (“Third Supplemental Indenture”). The New Notes will pay interest semiannually at a rate of 3.225% per annum. The New Notes are the Company’s senior obligations and rank equally with all of its other unsecured senior indebtedness. The New Notes are subject to optional redemption prior to maturity. The New Notes issuable to QIBs in reliance on Rule 144A under the Securities Act were issued in the form of registered global securities in the form of notes attached as Exhibit 4.2 hereto (the “QIB Global Note”), and the New Notes issuable to persons outside the United States who are not “U.S. persons” as defined in Regulation S under the Securities Act were issued in the form of registered global securities in the form of notes attached as Exhibit 4.3 hereto (the “Regulation S Global Note”). The description of the New Notes contained herein is qualified by reference to the Third Supplemental Indenture and the form of QIB Global Note and form of Regulation S Global Note attached hereto.

On August 27, 2012, in connection with the issuance of the New Notes, the Company entered into an exchange and registration rights agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, the dealer managers for the exchange offer. Under the Registration Rights Agreement, the Company has agreed to file an exchange registration statement with the Securities Exchange Commission (the “SEC”) to allow holders of the New Notes to exchange such New Notes for an equal principal amount of notes with substantially identical terms, except that they will generally be freely transferable under the Securities Act. In addition, the Company has agreed pursuant to the Registration Rights Agreement, under certain circumstances, to file a shelf registration statement with the SEC to cover resales of the New Notes. If the Company fails to satisfy these obligations, it will be required to pay additional interest as liquidated damages to the holders of the New Notes. The Registration Rights Agreement is attached hereto as Exhibit 4.4, and the description of the Registration Rights Agreement contained herein is qualified by reference thereto.

The New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States, or to any U.S. persons outside the United States, absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any security.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

4.25	Third Supplemental Indenture, dated as of August 27, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A.

4.26	Form of QIB Global Note for the Company’s 3.225% Senior Notes due 2022.

4.27	Form of Regulation S Global Note for the Company’s 3.225% Senior Notes due 2022.

4.28	Exchange and Registration Rights Agreement, dated August 27, 2012, by and among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: August 29, 2012	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.25	Third Supplemental Indenture, dated as of August 27, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A.

4.26	Form of QIB Global Note for the Company’s 3.225% Senior Notes due 2022.

4.27	Form of Regulation S Global Note for the Company’s 3.225% Senior Notes due 2022.

4.28	Exchange and Registration Rights Agreement, dated August 27, 2012, by and among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC.